Exhibit 10.20

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of July 18, 2013, by and between American Homes 4 Rent, a Maryland real estate investment trust (the “Company”), and American Homes 4 Rent, LLC, a Delaware limited liability company (“AH LLC”).

WHEREAS, the Company proposes to undertake an underwritten initial public offering (the “IPO”) of Class A common shares of beneficial interest, par value $0.01 per share (the “Shares”) pursuant to a registration statement on Form S-11 (the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, AH LLC desires to purchase Shares directly from the Company in a private transaction as set forth herein;

WHEREAS, the Company and AH LLC entered into that certain Registration Rights Agreement dated as of June 10, 2013 (the “Original Registration Rights Agreement”); and

WHEREAS, the Company and AH LLC are entering into an amendment to the Original Registration Rights Agreement, as set forth in Exhibit A attached hereto, contemporaneously with the execution of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. AH LLC hereby agrees to purchase directly from the Company on the terms set forth herein such number of shares as equals $50,000,000 divided by the initial public offering price set forth in the final prospectus forming a part of the Registration Statement for the IPO (the “Prospectus”), for a total price of $50,000,000.

2. AH LLC understands and agrees that its purchase of Shares hereunder is being made pursuant to a private placement exempt from the registration requirements of the Securities Act and the Shares purchased hereunder may not be sold, transferred or conveyed by AH LLC except in compliance with applicable securities laws.

3. The purchase price for Shares shall be paid by means of a cash payment (wire transfer or other means acceptable to the Company) and shall close at the time of closing of the IPO. The closing of the sale of Shares to AH LLC shall be conditioned solely on the closing of the IPO.

4. AH LLC hereby agrees that its purchase of Shares may be described in the Registration Statement and the Prospectus.

5. AH LLC hereby represents and warrants to the Company that:

a. AH LLC is, and at the time of closing of the purchase of Shares by AH LLC will be, an Accredited Investor as that term is defined in Rule 501 of Regulation D under the Securities Act; and

b. AH LLC has received all information it deems relevant or necessary with respect to its purchase of Shares.

6. This Agreement shall terminate if the closing of the IPO shall not have occurred on or before December 31, 2013.

7. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.

AMERICAN HOMES 4 RENT

By:	/s/ Matthew J. Hart
Name:	Matthew J. Hart
Title:	Chairman of the Special Committee of the Board of Trustees

AMERICAN HOMES 4 RENT, LLC

By:	/s/ David P. Singelyn
Name:	David P. Singelyn
Title:	Manager

[Signature Page to Share Purchase Agreement]

EXHIBIT A

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

(amendment has been filed)